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                                                                      Exhibit 4k

                             VARIABLE ANNUITY RIDER

This Rider is made a part of the Contract to which it is attached. The Rider Effective Date is the date this Rider is issued and made part of the Contract. Except where this Rider provides otherwise, it is subject to all of the conditions and limitations of the Contract (including any attachments to the Contract).

This Rider guarantees that the Owner may withdraw an amount up to the Annual Withdrawal Limit (AWL) each Benefit Year until the Guaranteed Withdrawal Balance
(GWB) is depleted. The GWB is the total guaranteed amount available for future periodic withdrawals. Determination of the GWB and the AWL is described below.

For purposes of this Rider, the term "Withdrawal" means the gross amount of the withdrawal before any applicable charges.

A Benefit Year will be the 12 month period from one anniversary of the Rider Effective Date (including the Rider Effective Date) until the next anniversary unless the Owner elects to reset the GWB. Anytime the Owner elects to reset the GWB the Benefit Year will restart and will then be the 12 month period from one anniversary of the GWB reset (including the effective date of the GWB reset) until the next anniversary.

Guaranteed Withdrawal Balance (GWB)

The GWB is subject to a maximum of $5,000,000.

   On the Rider Effective Date

   If the Rider Effective Date is on the Contract Date, then the GWB will be equal to Purchase Payments and any Bonus Credit; otherwise the GWB will be equal to the Contract Value on the Rider Effective Date.

   Adjustment for Additional Purchase Payments

   Upon receipt of a Purchase Payment after the Rider Effective Date, the GWB will be recalculated on the Valuation Date following receipt of the Purchase Payment to equal the GWB immediately prior to receipt of the additional Purchase Payment, plus the additional Purchase Payment and any Bonus Credit.

   LNY reserves the right to restrict additional Purchase Payments.

   Adjustment for Withdrawals

   Each Withdrawal from the Contract will reduce the GWB. Upon each Withdrawal from the Contract, if the cumulative dollar amount withdrawn (including the current Withdrawal) from the Contract in the current Benefit Year is less than or equal to the AWL, the GWB will be reduced by an amount equal to the Withdrawal; otherwise, the GWB will be reduced to the lesser of:

        a.   the Contract Value immediately following the Withdrawal, or
        b. the GWB immediately prior to the Withdrawal less the amount of the Withdrawal,

   but not less than zero. See Exhibit I for numerical examples.

   Election to Reset the GWB

   On or after the later of:

        a.   the fifth anniversary of the Rider Effective Date, or
        b.   the fifth anniversary of the most recent reset of the GWB,

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   the Owner may elect to reset the GWB. Notice of the election, in a form acceptable to LNY, must be sent to LNY. The reset of the GWB will be effective on the next Valuation Date following receipt of the request. On that date, the GWB will be reset to the Contract Value on the Valuation Date of the GWB reset. After resetting the GWB, any subsequent Purchase Payments or Withdrawals will continue to adjust the GWB as described above.

   Upon the death of an Owner, the surviving Owner or spousal Beneficiary may elect a reset of the GWB, under the same conditions as described in the previous paragraph, prior to the next available reset date.

   In the future, LNY may restrict resets of the GWB to anniversaries of the Rider Effective Date. In such event, notification, in a form acceptable to LNY, of the Owner's election to reset the GWB must be received by LNY at least 14 days prior to the Rider anniversary.

   LNY may modify the charge for this Rider upon reset of the GWB (see Rider Charge for details).

Annual Withdrawal Limit (AWL)

   On the Rider Effective Date

   On the Rider Effective Date, the AWL will be equal to 7% of the GWB.

   Adjustment for Additional Purchase Payments

   If an additional Purchase Payment is received, the AWL will be recalculated and will be equal to the sum of 7% of the additional Purchase Payment and Bonus Credit plus the AWL immediately prior to receipt of the additional Purchase Payment.

   Adjustment for Withdrawals

   Upon each Withdrawal from the Contract, if the cumulative dollar amount withdrawn (including the current Withdrawal) from the Contract in the current Benefit Year is less than or equal to the AWL, the AWL will remain unchanged; otherwise, the AWL will be the lesser of:

        a.   the AWL immediately prior to the Withdrawal; or
        b. the greater of 7% of the GWB immediately following the Withdrawal or 7% of the Contract Value immediately following the Withdrawal.

   See Exhibit I for numerical examples.

   If the Contract Value is reduced to zero and on that Valuation Date the GWB remains greater than zero, then the remaining GWB will be paid to the Owner under the Guaranteed Withdrawal Balance Annuity Payment Option below.

   Adjustment for Election to Reset the GWB

   If the Owner elects to reset the GWB, then on the Valuation Date that the GWB is reset the AWL will be reset to equal the greater of:

        a.   the AWL immediately prior to the reset of the GWB; or
        b.   7% of the reset GWB.

Guaranteed Withdrawal Balance Annuity Payment Option

In addition to the Annuity Payment Options available under the Contract, the following Annuity Payment Option may be elected by the Owner under this Rider.

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Under the Guaranteed Withdrawal Balance Annuity Payment Option, the Owner is
entitled to receive the GWB in equal annuity payments such that the sum of the annuity payments in a 12 month period equals the current AWL (this may necessitate a final partial annuity payment). The Owner may elect to receive annuity payments at any frequency LNY offers, but will be no less frequently than annually. If death occurs before all of the annuity payments have been made, the remaining payments will be made to the appropriate Beneficiaries.

This Annuity Payment Option may be elected by the Beneficiary of the Contract if the option is in compliance with Code Section 72(s) or 401(a)(9) as applicable, as amended from time to time. If this Annuity Payment Option is elected when multiple Beneficiaries are designated under the Contract, each Beneficiary will share in the proceeds in proportion to the applicable designated Beneficiary percentage.

Death of the Owner Before Election of Annuity Payment Option

Upon the death of an Owner (or an Annuitant if an Owner is a corporation or other non-individual), unless a Death Benefit withdrawal election in compliance with Code Section 72(s) or 401(a)(9) as applicable, as amended from time to time, has been elected, withdrawals will be made over the life expectancy of the non-spouse Beneficiary or non-spouse surviving Owner and payments will begin no later than one year following the date of death.

Rider Charge

The annual Rider Charge is 0.45%, subject to a guaranteed maximum charge of 0.95%. Prior to the Annuity Commencement Date, an amount equal to the quarterly Rider Charge multiplied by the GWB, less any amounts in the DCA Fixed Account, will be deducted from the Contract Value every third month following the later of the Rider Effective Date or the most recent reset of the GWB. The amount will be deducted from each Variable Subaccount on a pro-rata basis. The quarterly Rider Charge is the annual Rider Charge divided by four. A pro-rata Rider Charge amount will be deducted upon reset of the GWB.

The annual Rider Charge may change if the Owner elects to reset the GWB. However, the Rider Charge will never exceed maximum Rider Charge. If the Owner never elects to reset the GWB, the Rider Charge established on the Rider Effective Date will never increase. The Rider Charge will be discontinued upon the Annuity Commencement Date or termination of the Rider as described below.

Rider Charge Waiver

Beginning with the date of each Rider Charge deduction after the later of:

        a.   the fifth anniversary of the Rider Effective Date, or
        b.   the fifth anniversary of the most recent reset of the GWB,

the Owner will be eligible for the Rider Charge Waiver.

On the date of each Rider Charge deduction for which the Owner is eligible for the Rider Charge Waiver, LNY will compare the total Withdrawals from the Contract since the later of the Rider Effective Date or the date of the most recent reset of the GWB to the Waiver Withdrawal Limit (WWL). If the total Withdrawals from the Contract as of that date are less than or equal to the WWL, then LNY will waive the deduction of the Rider Charge. If the total Withdrawals from the Contract as of that date are greater than the WWL, then LNY will not waive the deduction of the Rider Charge.

The WWL will be equal to 10% of the sum of:

        a. the GWB on the later of the Rider Effective Date or the most recent reset of the GWB, and
        b. Purchase Payments and Bonus Credits made subsequent to the later of the Rider Effective Date or the most recent reset of the GWB.

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Waiver of CDSC

If the cumulative dollar amount withdrawn (including the current Withdrawal) from the Contract in the current Benefit Year is less than or equal to the AWL, no CDSC will apply to the amounts withdrawn; otherwise, the excess of the withdrawn amounts over the AWL will be subject to a CDSC to the extent that the total amount in the Contract Year exceeds the Free Withdrawal Amount for that year.

Rider Termination

The Owner may terminate this Rider at any time a reset of the GWB may be elected. Notice of the termination, in a form acceptable to LNY, must be received by LNY. This Rider will automatically terminate on the Annuity Commencement Date or upon the last payment of the GWB. Upon termination of this Rider, the benefits and charges within this Rider will terminate. A pro-rata amount of the Rider Charge will be deducted upon termination of this Rider or surrender of the Contract.

Contract Surrender

The Owner may surrender the Contract at any time for the surrender value.

                   Lincoln Life & Annuity Company of New York

                              /s/ Lorry J. Stensrud
                          ----------------------------
                          Lorry J. Stensrud, President

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                                    EXHIBIT I

Example 1
Annual Net Investment Return*              7%
Annual Withdrawal (End of Year)          $6,000
                                      ----------------------------------------------------------------------------------------------
                                                           End of Year 1              End of Year 2              End of Year 3
                                                    --------------------------------------------------------------------------------
                                       On Contract      before        after        before        after       before        after
                                       Issue Date     withdrawal   withdrawal    withdrawal   withdrawal   withdrawal    withdrawal
                                      ------------- ------------- ------------ ------------- ------------ ------------ -------------
Contract Value - includes Bonus         $100,000      $107,000    $101,000      $108,070     $102,070     $109,215      $103,215
Credit
Guaranteed Withdrawal Benefit           $100,000      $100,000    $ 94,000      $ 94,000     $ 88,000     $ 88,000      $ 82,000
Annual Withdrawal Limit                 $  7,000      $  7,000    $  7,000      $  7,000     $  7,000     $  7,000      $  7,000
                                      ------------- ------------- ------------ ------------- ------------ ------------ -------------

Example 2
Annual Net Investment Return*              7%
Annual Withdrawal (End of Year)          $8,000
                                      ----------------------------------------------------------------------------------------------
                                                          End of Year 1              End of Year 2              End of Year 3
                                                    ------------------------------------------------------------------ -------------
                                       On Contract     before        after        before        after       before        after
                                       Issue Date    withdrawal   withdrawal    withdrawal   withdrawal   withdrawal    withdrawal
                                      ------------- ------------- ------------ ------------- ------------ ------------ -------------
Contract Value - includes Bonus         $100,000      $107,000    $99,000       $105,930     $97,930      $104,785      $96,785
Credit
Guaranteed Withdrawal Benefit           $100,000      $100,000    $92,000       $ 92,000     $84,000      $ 84,000      $76,000
Annual Withdrawal Limit                 $  7,000      $  7,000    $ 6,930       $  6,930     $ 6,855      $  6,855      $ 6,775
                                      ------------- ------------- ------------ ------------- ------------ ------------ -------------

Example 3
Annual Net Investment Return*             -7%
Annual Withdrawal (End of Year)          $6,000
                                      ------------- --------------------------------------------------------------------------------
                                                          End of Year 1              End of Year 2              End of Year 3
                                                    --------------------------------------------------------------------------------
                                                       before        after        before        after       before        after
                                                     withdrawal   withdrawal    withdrawal   withdrawal   withdrawal    withdrawal
                                      ------------- ------------- ------------ ------------- ------------ ------------ -------------
Contract Value - includes Bonus         $100,000      $93,000     $87,000       $80,910      $74,910      $69,666       $63,666
Credit
Guaranteed Withdrawal Benefit           $100,000      $100,000    $94,000       $94,000      $88,000      $88,000       $82,000
Annual Withdrawal Limit                 $  7,000      $  7,000    $ 7,000       $ 7,000      $ 7,000      $ 7,000       $ 7,000
                                      ------------- ------------- ------------ ------------- ------------ ------------ -------------

Example 4
Annual Net Investment Return*             -7%
Annual Withdrawal (End of Year)          $8,000
                                      ----------------------------------------------------------------------------------------------
                                                          End of Year 1              End of Year 2              End of Year 3
                                                    --------------------------------------------------------------------------------
                                       On Contract     before        after        before        after       before        after
                                       Issue Date    withdrawal   withdrawal    withdrawal   withdrawal   withdrawal    withdrawal
                                      ------------- ------------- ------------ ------------- ------------ ------------ -------------
Contract Value - includes Bonus         $100,000      $93,000       $85,000      $79,050       $71,050      $66,077      $58,077
Credit
Guaranteed Withdrawal Benefit           $100,000      $100,000      $85,000      $85,000       $71,050      $71,050      $58,077
Annual Withdrawal Limit                 $  7,000      $  7,000      $ 5,950      $ 5,950       $ 4,974      $ 4,974      $ 4,065
                                      ------------- ------------- ------------ ------------- ------------ ------------ -------------

* Annual Net Investment Return is the Gross Investment Return minus all contract charges, including charges for this rider.

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